UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices and Zip Code)

(234) 285-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, in connection with Angela Strand’s appointment as the Executive Chair of the Board of Directors (the “Board”) of Lordstown Motors Corp. (the “Company”), Ms. Strand and the Company entered into a letter agreement (the “Strand Letter Agreement”) which has a five month term and provides for a monthly salary of $100,000.

On June 18, 2021, in connection with Ms. Ritson-Parsons’ appointment as the Company's Chief Operating Officer, Ms. Ritson-Parsons and the Company entered into an employment agreement (the “Ritson-Parsons Employment Agreement”) pursuant to which Ms. Ritson-Parsons will receive an annual salary of $400,000 and a one-time signing bonus of $100,000. Under Ms. Ritson-Parsons’ employment agreement, if her employment is terminated by the Company without “cause” or by Ms. Ritson-Parsons for “good reason” during the period commencing on or after the date that the Company enters into a definitive agreement that results in a change of control (provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, Ms. Ritson-Parsons is entitled to receive, subject to her execution and non-revocation of a general release of claims, an amount equal to 12 months of base salary, any actual bonus earned but unpaid as of the date of termination, a prorated target bonus for the year of termination, accelerated vesting of all outstanding and unvested equity awards and 12 months of continued health insurance coverage. If Ms. Ritson-Parsons’ employment is terminated by the Company other than for cause or due to her resignation for good reason, in either case, in the absence of a change in control, she will receive, subject to her execution and non-revocation of a general release of claims, her base salary for a period of six months and 12 months of continued health insurance coverage. Pursuant to her employment agreement, Ms. Ritson-Parsons is also subject to certain restrictive covenants, including (i) perpetual confidentiality and non-disparagement covenants, (ii) an assignment of inventions covenant and (iii) non- competition and customer and employee non-solicitation covenants during and for the two-year period following any termination of employment.

In addition, on June 18, 2021, the Company entered into an amended and restated employment agreement (the “Schmidt Employment Agreement”) with Rich Schmidt, the President of the Company.

The foregoing summary of the Strand Letter Agreement, the Ritson-Parsons Employment Agreement and the Schmidt Employment Agreement are qualified in their entirety by reference to the agreements themselves, which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement, dated as of June 18, 2021, between Angela Strand and Lordstown Motors Corp.
10.2	Employment Agreement, dated as of June 18, 2021, between Jane Ritson-Parsons and Lordstown Motors Corp.
10.3	Amended and Restated Employment Agreement, dated June 18, 2021 between Rich Schmidt and Lordstown Motors Corp.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

Date: June 24, 2021	By:	/s/ Thomas V. Canepa
Thomas V. Canepa
General Counsel and Corporate Secretary